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                                                                     EXHIBIT 5.1

                             PORTER & HEDGES, L.L.P.
                                ATTORNEYS AT LAW
                            700 LOUISIANA, 35th FLOOR
                              HOUSTON, TEXAS 77002

                         ------------------------------
                            TELECOPIER (713) 228-1331
                            TELEPHONE (713) 226-0600


April 12, 2000

Key Energy Services, Inc.
Two Tower Center, 20th Floor
East Brunswick,  New Jersey 08816

         Re:    KEY ENERGY SERVICES, INC. REGISTRATION STATEMENT ON FORM S-8:
                KEY ENERGY GROUP, INC. 1997 INCENTIVE PLAN (AS AMENDED JULY
                  24, 1999)

Gentlemen:

         We have acted as counsel to Key Energy Service, Inc., a Maryland corporation (the "COMPANY"), in connection with the preparation of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates, among other things, to an aggregate of 5,498,469 shares (the "SHARES") of the Company's common stock, par value $.10 per share (the "COMMON STOCK"), issuable pursuant to the Key Energy Group, Inc. 1997 Incentive Plan (as amended July 24, 1999) (the "INCENTIVE PLAN").

         We have examined the Incentive Plan, as amended, and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares will, upon issuance in accordance with the Incentive Plan, be validly issued, fully paid and non-assessable outstanding shares of Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

                                                Very truly yours,

                                                PORTER & HEDGES, L.L.P.